                                                                  EXHIBIT 10.5




                              OPERATING AGREEMENT

                                       OF

                                MINERAL JV, LLC


                          Dated as of January 13, 1997

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                           ARTICLE I
                                                         DEFINED TERMS

SECTION 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                           ARTICLE II
                                                       FORMATION AND TERM

SECTION 2.01  Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 2.02  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.03  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.04  Principal Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.05  Title to Company Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.06  Agent for Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                          ARTICLE III
                                            PURPOSE AND POWERS OF THE COMPANY, ETC.

SECTION 3.01  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 3.02  Powers of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 3.03  Maintenance of Separate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                           ARTICLE IV
                                          CAPITAL CONTRIBUTIONS, DEDICATION OF ASSETS,
                                                 CAPITAL ACCOUNTS AND ADVANCES

SECTION 4.01  Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 4.02  Dedication of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 4.03  Funding Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 4.04  Additional Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 4.05  Delinquent Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 4.06  Status of Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.07  Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                           ARTICLE V
                                                        MEMBERSHIP UNITS

SECTION 5.01  Membership Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 5.02  Initial Membership Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 5.03  Additional Membership Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                           ARTICLE VI
                                              MANAGING MEMBERS; MEMBERS COMMITTEE;
                                                     OFFICERS AND EMPLOYEES

SECTION 6.01  Management by the Managing Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 6.02  Power of Managing Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 6.03  Members Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 6.04  Approval Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.05  Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.06  Telephonic Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.07  Company Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.08  No Reimbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.09  Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 6.10  Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                          ARTICLE VII
                                                    ALLOCATIONS; TAX MATTERS

SECTION 7.01  Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 7.02  Special Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 7.03  Curative Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 7.04  Other Allocation Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 7.05  Tax Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 7.06  Tax Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                          ARTICLE VIII
                                                          DISTRIBUTION

SECTION 8.01  Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.02  Liquidation Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.03  Distribution Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 8.04  Limitations on Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                           ARTICLE IX
                                            BOOKS AND RECORDS; FINANCIAL STATEMENTS

SECTION 9.01  Books and Records; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 9.02  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                           ARTICLE X
                                             TRANSFERABILITY AND ADDITIONAL MEMBERS

SECTION 10.01  General Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 10.02  Recognition of Transfer by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 10.03  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 10.04  Effective Date of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 10.05  Additional Transfer Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 10.06  Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 10.07  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                           ARTICLE XI
                                            DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 11.01  No Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 11.02  Events Causing Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 11.03  Notice of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 11.04  Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 11.05  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 11.06  Claims of the Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                          ARTICLE XII
                                                           EMPLOYEES

SECTION 12.01  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                          ARTICLE XIII
                                                      MARKETING PRODUCTS;
                                                   ENERGY MANAGEMENT PRODUCTS

SECTION 13.01  Energy Commodity Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 13.02  Energy Management Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                          ARTICLE XIV
                                                       CERTAIN AGREEMENTS

SECTION 14.01  Scope of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 14.02  Compliance with U.S. Foreign Corrupt Practices Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 14.03  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 14.04  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 14.05  TEEM Software Sublicense.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                           ARTICLE XV
                                                 LIABILITY AND INDEMNIFICATION

SECTION 15.01  Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 15.02  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 15.03  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                          ARTICLE XVI
                                                         MISCELLANEOUS

SECTION 16.01  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 16.02  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 16.03  Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.04  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.05  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.06  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.07  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.08  Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.09  Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 16.10  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 16.11  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 16.12  Amendments and Waivers; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 16.13  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 16.14  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SCHEDULE 1.01            -    Certain Definitions
SCHEDULE 2.01            -    Members, Capital Contributions, Addresses and Number of Member Units
SCHEDULE 4.01(a)         -    Assets to be Contributed and Liabilities to be Assumed (Pacific Enterprises)
SCHEDULE 4.01(b)         -    Assets to be Contributed and Liabilities to be Assumed (Enova)
SCHEDULE 4.01(c)(i)      -    Excluded Assets (Pacific Enterprises)
SCHEDULE 4.01(c)(ii)     -    Excluded Assets (Enova)
SCHEDULE 13.01           -    Energy Commodity Products
SCHEDULE 13.02           -    Energy Management Products
SCHEDULE 14.01           -    Non-Contributed Products

                               OPERATING AGREEMENT of MINERAL JV, LLC a
California limited liability company (the "Company"), is made and effective as of January 13, 1997, among Pacific Enterprises Energy Services, a California corporation, Ensource, a California corporation, Pacific Enterprises LNG Company, a California corporation, Energy Alliance I, a California corporation, Pacific Enterprises Energy Management Services, a California corporation, and Pacific Energy Leasing Company, a California corporation (collectively, the "Pacific Enterprises Members"), and Enova Energy, Inc., a California corporation, and Enova Technologies, a California corporation (collectively, the "Enova Members" and, together with the Pacific Enterprises Members, the "Members").

                               WHEREAS, Pacific Enterprises ("Pacific
Enterprises"), Enova Corporation ("Enova") and certain of their Affiliates have entered into an Agreement and Plan of Merger and Reorganization dated as of October 12, 1996 (the "Merger Agreement"), pursuant to which such parties will enter into a business combination, subject to, among certain other conditions, the approval of the shareholders of Enova at a special meeting (the "Enova Shareholders Approval") and the approval of the shareholders of Pacific Enterprises at a special meeting (the "Pacific Enterprises Shareholder Approval");

                               WHEREAS, the Members desire to form the Company
under the California Act (as defined below) for the purposes and upon the terms and conditions set forth herein;

                               WHEREAS, the Members desire that the Company be
their principal vehicle for the provision of certain natural gas and electric power marketing services and certain energy management services to third parties on behalf of the Members upon the terms and conditions set forth herein; and

                               WHEREAS, the Members have agreed to contribute
or dedicate certain assets to the Company and to provide the services of certain personnel;

                               NOW, THEREFORE, in consideration of the
agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

                               SECTION 1.01  DEFINITIONS.  Each of the
following terms shall have the meaning provided in the Section or Schedule set forth opposite such term:

                 TERM                                                        SECTION
                 ----                                                        -------
                 Adjusted Capital Account                                    Schedule 1.01
                 Adjusted Capital Account Deficit                            Schedule 1.01
                 Affiliate                                                   Schedule 1.01
                 Agreement                                                   Schedule 1.01

                 Appraiser                                                   11.02
                 Approved Funding Requirements                               4.03
                 Approved Plan                                               4.03
                 Articles                                                    Schedule 1.01
                 Asset Value                                                 Schedule 1.01
                 Auditors                                                    9.01
                 Bankruptcy                                                  Schedule 1.01
                 Business Day                                                Schedule 1.01
                 California Act                                              Schedule 1.01
                 Capital Account                                             Schedule 1.01
                 Capital Contribution                                        Schedule 1.01
                 Chairman                                                    6.03
                 Code                                                        Schedule 1.01
                 Company                                                     Preamble
                 Company Business                                            Schedule 1.01
                 Covered Person                                              Schedule 1.01
                 CPUC                                                        Schedule 1.01
                 Debt                                                        Schedule 1.01
                 Default Funding Requirements                                4.03
                 Default Plan                                                4.03
                 Delinquent Member                                           4.06
                 Depreciation                                                Schedule 1.01
                 Energy Commodity Products                                   13.01
                 Energy Management Products                                  13.02
                 Enova                                                       Recitals
                 Enova Contributed Assets                                    4.01(c)
                 Enova Dedicated Assets                                      4.02
                 Enova Initial Membership Units                              5.02
                 Enova Members                                               Preamble
                 Enova Representatives                                       6.03
                 Enova Shareholders Approval                                 Recitals
                 Excluded Assets                                             4.01
                 Fair Market Value                                           11.02
                 Fiscal Year                                                 Schedule 1.01
                 Former Member                                               11.02
                 GAAP                                                        Schedule 1.01
                 Information                                                 14.04
                 Initial Plan                                                4.03
                 Interest Rate                                               Schedule 1.01
                 License Agreement                                           4.01
                 Liens                                                       Schedule 1.01
                 Liquidating Trustee                                         11.03
                 Majority Vote                                               Schedule 1.01
                 Management Services Agreement                               4.01
                 Managing Members                                            Schedule 1.01
                 Marketable Securities                                       Schedule 1.01
                 Marketing Region                                            Schedule 1.01
                 Member                                                      Schedule 1.01

                 Member Group                                                Schedule 1.01
                 Members                                                     Preamble
                 Members Committee                                           6.03
                 Membership Interest                                         Schedule 1.01
                 Membership Unit                                             Schedule 1.01
                 Merger Agreement                                            Recitals
                 Net Asset Value                                             Schedule 1.01
                 Net Profits and Net Losses                                  Schedule 1.01
                 Non-Contributed Products                                    14.01
                 Non-Delinquent Members                                      4.06
                 Officers                                                    6.10
                 Pacific Enterprises                                         Recitals
                 Pacific Enterprises Contributed Assets                      4.01(c)
                 Pacific Enterprises Dedicated Assets                        4.02
                 Pacific Enterprises Initial Membership Units                5.02
                 Pacific Enterprises Members                                 Preamble
                 Pacific Enterprises Representatives                         6.03
                 Pacific Enterprises Shareholders Approval                   Recitals
                 Person                                                      Schedule 1.01
                 Products                                                    Schedule 1.01
                 Regulations                                                 Schedule 1.01
                 Regulatory Allocations                                      7.03
                 Representatives                                             6.02
                 Subsequent Plan                                             4.03
                 Subsidiary or Subsidiaries                                  Schedule 1.01
                 Transfer                                                    Schedule 1.01
                 Transferee                                                  Schedule 1.01


                                   ARTICLE II
                               FORMATION AND TERM

                 SECTION 2.01 FORMATION. (a) The parties hereto hereby form and confirm the formation of the Company as a limited liability company under and pursuant to the provisions of the California Act and all other pertinent laws of the State of California for the purposes and upon the terms and conditions hereinafter set forth. The parties hereto agree that the rights, duties and liabilities of the initial Members and any additional Member admitted to the Company in accordance with the terms hereof, shall be as provided in the California Act, except as otherwise provided herein.

                 (b) The name and mailing address of each Member shall be listed on Schedule 2.01 attached hereto. Each of the Pacific Enterprises Members and the Enova Members is hereby admitted as a Member of the Company. Additional Members shall be admitted as Members of the Company in accordance with Article X. The President, or a designee of the President, shall be required to update Schedule 2.01 from time to time, as necessary to reflect accurately the information therein as known by the President, but no such update shall modify Schedule 2.01 in any manner inconsistent with this Agreement or the

California Act. Any amendment or revision to Schedule 2.01 made in accordance with this Agreement shall not be deemed an amendment to this Agreement for purposes of Section 16.13. Any reference in this Agreement to Schedule 2.01 shall be deemed to be a reference to Schedule 2.01, as amended and in effect from time to time.

                 (c) The President, or a designee of the President, is hereby designated as an authorized person, within the meaning of the California Act, to execute, deliver and file, or to cause the execution, delivery and filing of, any amendments or restatements of the Articles and any other certificates, notices, statements or other instruments (and any amendments or restatements thereof) necessary or advisable for the formation of the Company or the operation of the Company in all jurisdictions where the Company may elect to do business, but no such amendment, restatement or other instrument may be executed, delivered or filed unless adopted in a manner authorized by this Agreement.

                 SECTION 2.02 NAME. The name of the Company formed hereby is Mineral JV, LLC. The business of the Company may not be conducted under any other name unless the parties hereto expressly agree in writing.

                 SECTION 2.03 TERM. The term of the Company shall commence, and the Articles shall be filed in the office of the Secretary of State of the State of California, on the date hereof and shall continue for a term as set forth in the Articles of Organization, subject to the provisions set forth in
Article XI and applicable law. The existence of the Company as a separate legal entity shall continue until cancellation of the Articles in the manner required by the California Act.

                 SECTION 2.04 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be in Los Angeles, California or such other place as the Members Committee may determine from time to time, and the Company shall have other regional offices and operations as the Members Committee may determine from time to time. The energy commodity trading and risk management functions of the Company may be located in San Diego County, or as otherwise determined by the Members Committee. Other functions of the Company will be located in Los Angeles or in other regional offices, or as otherwise determined by the Members Committee.

                 SECTION 2.05 TITLE TO COMPANY PROPERTY. All property of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property.

                 SECTION 2.06 AGENT FOR SERVICE OF PROCESS. The Company's registered agent for service of process in the State of California shall be as set forth in the Articles, as the same may be amended by the Members Committee from time to time.

                                  ARTICLE III
                    PURPOSE AND POWERS OF THE COMPANY, ETC.

                 SECTION 3.01 PURPOSE. The purpose of the Company is to engage in (a) the Company Business and (b) any and all lawful activities in accordance with the California Act which the Members Committee deems necessary or advisable in connection with the Company Business.

                 SECTION 3.02 POWERS OF THE COMPANY. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the California Act, by any other law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 3.01.

                 SECTION 3.03 MAINTENANCE OF SEPARATE EXISTENCE. The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Members and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person, and shall not commingle the Company's assets with those of any Affiliate of the Company or any other Person. In furtherance, and not in limitation, of the foregoing, the Company shall not:

                 (a) Authorize or permit any Person other than the President to act on its own behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a limited liability company's members or managing member would customarily be responsible;

                 (b) Fail (i) to maintain or cause to be maintained by an agent under the Company's control physical possession of all its books and records, (ii) to maintain capitalization adequate for the conduct of its business, (iii) to account for and manage all of its liabilities separately from those of any other Person, including payment by it of administrative expenses and taxes, other than income taxes, from its own assets, or (iv) to identify or cause to be identified separately all of its assets from those of any other Person;

                 (c) Except as contemplated by Section 4.04, commingle, or permit the commingling of, its funds with the funds of any Member or any Affiliate of any Member or use its funds for other than the Company's uses; or

                 (d) Except as contemplated by Section 4.04, maintain, or permit the maintenance of, joint bank accounts or other depository accounts to which any Member would have independent access.

                                   ARTICLE IV
                  CAPITAL CONTRIBUTIONS, DEDICATION OF ASSETS,
                         CAPITAL ACCOUNTS AND ADVANCES

                 SECTION 4.01 CAPITAL CONTRIBUTIONS. (a) Pacific Enterprises. In exchange for the Pacific Initial Membership Units, the Pacific Enterprises Members hereby agree (i) to make a Capital Contribution of $5,000,000 on the date hereof, (ii) if required in accordance with the terms thereof, to make a cash Capital Contribution pursuant to paragraph (e) below,
(iii) to contribute the assets and liabilities set forth on Schedule 4.01(a)(i) to the Company on the first day of the month immediately following the month in which occurs the later of the date of the Enova Shareholders Approval and the date of the Pacific Enterprises Shareholder Approval, (iv) to assign all its rights and obligations in the contracts listed on Schedule 4.01(a)(i) to the Company on the first day of the month immediately following the month in which occurs the later of the date of the Enova Shareholders Approval and the date of the Pacific Enterprises Shareholder Approval, (v) in the event any Pacific Enterprises Member shall acquire any of the assets or execute any of the contracts set forth on Schedule 4.01(a)(ii), to contribute such assets or assign such contracts to the Company effective as of the fifth Business Day after the date such asset is acquired, or such contract is executed, by a Pacific Enterprises Member, (vi) to enter into an intellectual property license agreement dated and effective as of the date hereof (a "License Agreement"), and (vii) to enter into a management services agreement dated and effective as of the date hereof (a "Management Services Agreement"). Assets to be contributed pursuant to clauses (iii), (iv) and (v) above shall be free of any Liens, and upon the effective date of such contribution as set forth on
Schedule 4.01(a), without any further action on the part of any Member, the Company shall have full legal title in such assets.

                 (b) Enova. In exchange for the Enova Initial Membership Units, the Enova Members hereby agree (i) to make a Capital Contribution of $5,000,000 on the date hereof, (ii) if required in accordance with the terms thereof, to make a cash Capital Contribution pursuant to paragraph (e) below,
(iii) to contribute the assets and liabilities set forth on Schedule 4.01(b)(i) to the Company on the first day of the month immediately following the month in which occurs the later of the date of the Enova Shareholders Approval and the date of the Pacific Enterprises Shareholder Approval, (iv) to assign all its rights and obligations in the contracts listed on Schedule 4.01(b)(i) to the Company on the first day of the month immedately following the month in which occurs the later of the date of the Enova Shareholders Approval and the date of the Pacific Enterprises Shareholder Approval, (v) in the event any Enova Member shall acquire any of the assets or execute any of the contracts set forth on
Schedule 4.01(b)(ii), to contribute such assets or assign such contracts to the Company effective as of the fifth Business Day after the date such asset is acquired or such contract is executed by an Enova Member (vi) to enter into a License Agreement, and (vii) to enter into a Management Services Agreement. Assets to be contributed pursuant to clauses (iii), (iv) and (v) above shall be free of any Liens, and upon the effective date of such contribution as set forth on Schedule 4.01(b), without any further action on the part of any Member, the Company shall have full legal title in such assets.

                 (c) Excluded Assets. The assets to be contributed by each of the Pacific Enterprises Members (the "Pacific Enterprises Contributed Assets") and the Enova Members (the "Enova Contributed Assets"), as set forth on Schedule 4.01(a) and Schedule 4.01(b), respectively, shall exclude the assets set forth on Schedule 4.01(c)(i) with respect to the Pacific Enterprises Members and their Affiliates, and Schedule 4.01(c)(ii) with respect to the Enova Members and their Affiliates (the "Excluded Assets") and not withstanding any other provision of this Agreement, none of the Excluded Assets shall be deemed Contributed Assets or Dedicated Assets. All assets owned by the Pacific Enterprises Members and the Enova Members, that are not listed on Schedule 4.01(c)(i) or 4.01(c)(ii), respectively, shall be deemed Pacific Enterprises Contributed Assets or Enova Contributed Assets, as the case may be, and shall be deemed to have been contributed pursuant to Section 4.01(a)(iii) or Section 4.01(b)(iii), as the case may be.

                 (d) Assumption of Liabilities. The Company hereby agrees to assume, effective as of the first day of the month immediately following the month in which occurs the later of the date of the Enova Shareholders Approval and the date of the Pacific Enterprises Shareholders Approval, all liabilities set forth on Schedule 4.01 and further agrees to indemnify and hold harmless, in accordance with the provisions of Section 15.02, the Members from any losses, damages or claims arising or resulting from such liabilities.
Effective upon the assignment of contracts to the Company pursuant to clauses
(iv) or (v) of each of paragraphs (a) or (b) above, the Company agrees to perform all obligations under each such contract and to indemnify and hold harmless, in accordance with the provisions of Section 15.02, the contributing Member and its Affiliates for any losses, damages or claims arising from any failure to perform such obligations. The Company further agrees to assume, and, in accordance with the provisions of Section 15.02, indemnify and hold harmless the contributing Member and its Affiliates from any and all losses, damages or claims resulting from obligations or liabilities pursuant to any such contracts (i) existing on the effective date of the assignment of such contract or (ii) in respect of or arising out of events occurring after the effective date of such assignment.

                 (e) Asset Valuation. The Asset Value of the assets to be contributed to the Company, and liabilities to be assumed by the Company, will be the Asset Value of such assets and liabilities as set forth for each asset and liability on Schedule 4.01 or determined as of the date such assets are contributed, or liabilities assumed, in accordance with the valuation methodology set forth for each asset or liability on Schedule 4.01 or, if not so set forth, as determined in good faith by Majority Vote of the Members Committee; provided, however, that in the event that the Members Committee, by Majority Vote, is unable to determine the Asset Value of such assets or liabilities within 60 days after the date hereof, in the case of assets or liabilities listed on Schedule 4.01(a)(i) or Schedule 4.01(b)(i), or within five business days of the date of contribution or assumption, in the case of assets or liabilities listed on Schedule 4.01(a)(ii) or Schedule 4.01(b)(ii), the Asset Value shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm selected by the contributing Member Group from a list of three such firms provided by the other Member Group and the fees and expenses of such firm shall be borne by the Company.

Upon the final determination of the Asset Value of any asset or liability listed on Schedule 4.01, such schedule shall be amended to include such Asset Value. Upon any cash or asset contribution, or liability assumption, pursuant to clauses (i) through (iii) below, the Capital Accounts of each of the Members within a Member Group shall be adjusted to reflect the Net Asset Value of the assets and cash contributed by, and liabilities assumed from, each of such Members relative to the aggregate Net Asset Value of the assets and cash contributed by, and liabilities assumed from, such Member's Member Group.

                 (i)  After all of the assets and liabilities set forth on
         Schedule 4.01(a)(i) and 4.01(b)(i) are contributed to or assumed by the Company and have been valued, the Member Group that contributed assets, liabilities and cash that in the aggregate have a lesser Net Asset Value than the aggregate Net Asset Value of the cash and assets contributed by, and liabilities assumed from, the other Member Group shall contribute additional cash equal to such shortfall. Such cash contribution shall be made no later than the first day of the month immediately following the month in which occurs the later of the date the Pacific Shareholders Approval is obtained and the date the Enova Shareholders Approval is obtained.

                 (ii) After (A) all of the contracts that have been entered into with customers set forth on Schedule 4.01(a)(ii)(1) and 4.01(b)(ii)(1), (4) or (5) as of June 30, 1997 and (B) any assets set forth on Schedule 4.01(b)(ii)(2) or (3) acquired by any Enova Member on or prior to June 30, 1997, are contributed to the Company and have been valued, the Member Group that contributed assets that in the aggregate have a lesser Asset Value than the aggregate Asset Value of the assets contributed by the other Member Group shall contribute additional cash equal to such shortfall. Such cash contribution shall be made no later than July 15, 1997.

                 (iii) Within five Business Days after (A) in the event any such contract is entered into by any Enova Member after June 30, 1997, a contract on Schedule 4.01(b)(ii)(5) is assigned to the Company, or
         (B) the date on which any other asset is contributed to the Company by a Member at the request of the Members Committee, after an agreement has been reached between the Member and the Members Committee that such asset should be contributed, the non-contributing Members Group will then make a cash contribution to the Company equal in value to the Asset Value of the assets contributed by the contributing Member.


The Pacific Enterprises Members acknowledge that the Enova Members may make future contributions of the nature set forth on Schedule 4.01(b) and the Enova Members acknowledge that the Pacific Enterprises Members may make future contributions of the nature set forth on Schedule 4.01(a). All such future contributions will be treated in the manner described in this paragraph.

                 (f) Further Assurances. The parties agree that the Enova Members or the Pacific Members, as the case may be, shall use all good faith reasonable efforts to obtain any consent, approval or authorization necessary or desirable to effect the assignment of any contract listed on Schedule 4.01(a) or Schedule 4.01(b), respectively, prior to the date such contract is scheduled to be assigned to the Company. In the event such consent, authorization or approval is not obtained prior to such date, the Member Group that was to assign such contract will cooperate with the Company, prior to the expiration of the Company, in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Member Group that was to assign such contract will use all good faith reasonable efforts to provide the Company with the rights and benefits of the affected contract for the term of such contract, and, if the Member Group that was to assign such contract provides such rights and benefits, the Company shall assume the obligations and burdens thereunder, as if such contract is assigned pursuant to Section 4.01(a) or Section 4.01(b), respectively.

                 (g) Members Assets. The Pacific Enterprises Members hereby represent to the Enova Members and the Enova Members hereby represent to the Pacific Enterprises Members that the assets to be contributed by each of Pacific Enterprises and Enova, as set forth on Schedule 4.01(a) and Schedule 4.01(b), respectively, together with the Excluded Assets as set forth on
Schedule 4.01(e)(i) and 4.01(e)(ii), respectively, include all the properties, assets and rights owned by the Pacific Enterprises Members and the Enova Members, and that the Pacific Enterprises Members and the Enova Members, respectively, have caused all their assets to be maintained in accordance with good business practice, and all their assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

                 SECTION 4.02 DEDICATION OF ASSETS. (a) Pacific Enterprises. The Pacific Enterprises Members hereby agree to make available to the Company on a non-exclusive basis, to the extent requested by the Members Committee (i) for the term of the Company, such assets, facilities and services as the Members Committee may reasonably request and (ii) from the date hereof through the first day of the month immediately following the month in which occurs the later of the date of the Enova Shareholder Approval and the date of the Pacific Enterprises Shareholder Approval, each asset set forth on Schedule 4.01(a), at any time and in the manner requested by the Members Committee (such assets, facilities and services being the "Pacific Enterprises Dedicated Assets"). The Company shall have no right to the earnings or other financial results of any such dedicated assets.

                 (b) Enova. The Enova Members hereby agree to make available to the Company, to the extent requested by the Members Committee (i) for the term of the Company, such assets, facilities and services as the Members Committee may reasonably request and (ii) from the date hereof through the first day of the month immediately following the month in which occurs the later of the date of the Enova Shareholder Approval and the date of the Pacific Enterprises Shareholder Approval, each asset set forth on Schedule 4.01(b), at any time in the manner requested by the Members Committee (such assets, facilities and services being the "Enova Dedicated Assets"). The Company shall have no right to the earnings or other financial results of any such dedicated assets.

                 (c) Compensation. The Company shall pay the relevant Enova Member, in the case of Enova Dedicated Assets, or the relevant Pacific Enterprises Member, in the case of Pacific Enterprises Dedicated Assets, an amount for the use of such assets based on the actual cost to the relevant Member of providing the use of such assets or, if applicable, the affiliate transfer pricing policies established by Enova, in the case of Enova Dedicated Assets, or Pacific Enterprises, in the case of Pacific Enterprises Dedicated Assets. Within five Business Days of the last day of each month, each of Enova and Pacific Enterprises shall notify the Company in writing of the compensation due for the use of Enova Dedicated Assets or Pacific Enterprises Dedicated Assets, respectively, during the preceding month. Should the Company not pay said sum, or any part thereof, within 30 calendar days from the date of the monthly invoice (i) interest at the Interest Rate shall be additionally due and owing on the unpaid balance from the date past due and (ii) the Member Group to which such sum is owed shall, effective 30 days following the delivery of written notice, have no further obligation pursuant to this Section 4.02 to make available to the Company any assets, facilities or services until such unpaid balance plus all accrued interest shall have been paid; provided, however, that no Member shall be relieved of any of its obligations pursuant to this Section 4.02 if, following the delivery of written notice pursuant to this clause (ii) but prior to 30 days following such delivery, the Company shall deliver to the relevant Member written notice setting forth in reasonable detail why the Company in good faith believes no unpaid amount is owed pursuant to this Section 4.02. The Company shall notify Pacific Enterprises or Enova, as the case may be, of any billing items in question. Enova or Pacific Enterprises will research the items in question and resolve any differences with each Enova Member and Pacific Enterprises Member. In the event any amount that was paid by the Company was not properly owed, then within 30 days after the delivery of such notice, the Company shall be reimbursed that amount with interest at the Interest Rate from the date the original payment was received until the adjustment was refunded. Upon the termination of this Agreement, Enova and Pacific Enterprises will bill the Company for the actual costs incurred since the last billing under the terms and conditions mentioned above.

                 (d) Audit Rights. Each of Pacific Enterprises and Enova reserves the right to designate its own employee representative, or its contracted representative, who shall have the right to audit and to examine any cost, payment, settlement, or supporting documentation charged to the Company pursuant to Section 4.02(c) in respect of any Enova Dedicated Assets, in the case of Pacific Enterprises, or any Pacific Dedicated Assets, in the case of Enova. Any such audit shall be undertaken at the expense of the party requesting such audit at reasonable times and in conformance with generally accepted auditing standards. The Company, Pacific Enterprises and Enova each agree to fully cooperate with any such audit. The right to audit shall extend during the term of this Agreement and for a period of one year following the date of final payment. Each of Pacific Enterprises and Enova, and their respective Affiliates, agrees to retain all necessary records/documentation for one year or such longer period as may be required by order, law, regulation or rule after the year to which they pertain. Enova or Pacific Enterprises, as the case may be, and the Company will be notified in writing of any exception taken as a result of an audit. After agreement has been reached by both parties, Enova or Pacific Enterprises, as the case may be, will refund the agreed upon amount plus interest to the Company within 30 days (or, alternatively, with prior written approval of the Company, deduct the dollar amount from the next invoice submitted to the Company). In the event agreement is not reached within 30 days of delivery of the notice referred to above, the matter shall be referred to the Auditors who shall decide such matter within 60 days of such referral. The fees of the Auditors in connection with such matter shall be paid by the party against which the Auditors decide. Interest will be computed at the Interest Rate from the date the payment or offset was made.

                 SECTION 4.03 FUNDING REQUIREMENTS. Within 30 Business Days after the date hereof, the Members shall prepare and agree upon projected expenditure schedules and a projected profit and loss statement for the Company through the Fiscal Year ending December 31, 1997 (the "Initial Plan"). The Initial Plan, among other things, shall include a schedule setting forth the cash Capital Contributions that will be required from the Members to fund the operations of the Company in each Fiscal Year, through the Fiscal Year ending on December 31, 1997. Beginning for the Fiscal Year ending December 31, 1998, and for each subsequent Fiscal Year, not later than 30 days prior to the beginning of such Fiscal Year, the Members Committee shall approve projected expenditure schedules and a projected profit and loss statement for such Fiscal Year (each, a "Subsequent Plan"). Each Initial Plan and any Subsequent Plan is referred to as an "Approved Plan". Each Approved Plan shall be in a form substantially similar to the Initial Plan. The amount of Capital Contributions set forth in an Approved Plan as being required of the Members to fund the Company is referred to as the "Approved Funding Requirements". If the Members Committee cannot agree on a Subsequent Plan for the Company with respect to any Fiscal Year, the Members shall fund the operations of the Company (each, a "Default Plan") in the amount requested by the Company reasonably necessary to fund the day-to-day operations of the Company and satisfy obligations of the Company as they arise (the "Default Funding Requirements").

                 SECTION 4.04 ADDITIONAL FUNDING. (a) In the event that the Members Committee determines that additional capital or credit support is required by the Company, it will be funded through any or a combination of the following mechanisms at the option of the Members Committee:

                 (i) through revolving credit facilities or other credit support from third parties (such as banks);

                 (ii) through intercompany advances or other credit support from the Members or their Affiliates; or

                 (iii) through additional Capital Contributions by the Members.

                 (b) In the event that such funding is made in the form of intercompany advances or other committed credit support from a Member, the Company shall notify each Member of the cash advances to be made or credit support to be provided pursuant to this Section 4.04 by delivering a written notice to each Member in accordance with Section 16.01 specifying (i) the aggregate amount of cash advances or credit support required at such time and
(ii) the amount of cash advances to be made or credit support to be provided by such Member which amount shall be the product of (A) the aggregate amount of cash advances or credit support to be made and (B) a fraction, the numerator of which shall be the aggregate number of Membership Units owned by such Member and the denominator of which shall be the number of outstanding Membership Units. The cash advances to be made by each Member shall be made in such amount as is specified in such notice in immediately available funds by wire transfer or other similar means to a bank account designated by the Company in such notice prior to the close of business on the fifth Business Day following the date of delivery of such notice. The Member shall be compensated for such advances on an annual basis for the duration of that support by the payment of an interest charge based upon the Interest Rate.

                 (c) In the event that such funding is made in the form of additional Capital Contributions by the Members, the Members making such Capital Contributions shall receive additional Membership Units in the same proportion to the aggregate number of outstanding Membership Units at the time of such additional Capital Contribution as the amount of such additional Capital Contribution bears to the aggregate amount of the Members' Capital Account balances as of the date of such additional Capital Contribution; provided, however, that in the event that either Member Group's aggregate Capital Account balance is less than $1,000,000, such Member Group's aggregate Capital Account balance will be deemed to be equal to $1,000,000 for purposes of this Section 4.04(c). In the event an additional Capital Contribution shall not be in cash, but shall be in the form of assets, the amount of such additional Capital Contribution shall be the Asset Value of such assets as determined in good faith by Majority Vote of the Members Committee; provided, however, that in the event that the Members Committee, by Majority Vote, is unable to determine the Asset Value of such assets within 60 days after the date such assets are contributed to the Company pursuant to this Section 4.04(c), the Asset Value shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm selected by the contributing Member from a list of three such firms provided by the Managing Member that is not an Affiliate of such Member and the fees and expenses of such firm shall be borne by the Company.

                 SECTION 4.05 DELINQUENT MEMBERS. If any Member fails to contribute timely all or any portion of any monetary sum that it has agreed to contribute in respect of Capital Contributions pursuant to the provisions of this Article IV within 45 days following notice by the Company to such Member of such failure, the Company may exercise, by 15 days' prior written notice to such Member (the "Delinquent Member"), any one or more of the following rights or remedies:

                 (a) Taking such action as the Managing Member that is not an Affiliate of the Delinquent Member deems appropriate to obtain payment by the Delinquent Member of that portion of its agreed contribution that is in default, together with interest thereon at the Interest Rate from the date that such contribution was due until the date that such contribution is made, at the cost and expense of the Delinquent Member; and

                 (b) Permitting those Members that desire to do so (the "Non-Delinquent Members") to advance that portion of the contribution that is in default, with the result that, at the option of the Non-Delinquent Members:

                          (i) The sum thus advanced shall be determined to be an additional Capital Contribution and the Non-Delinquent Members shall receive additional Membership Units in accordance with Section 4.04(c); or

                          (ii) The sum thus advanced shall be determined to be a loan from the Non-Delinquent Members to the Delinquent Member and a contribution of such sum to the Company by the Delinquent Member pursuant to this Article IV. The loan shall have the following terms: (A) the principal balance of such loan and all accrued unpaid interest thereon shall be due and payable in whole within thirty days after written demand therefor has been given to the Delinquent Member by the Non-Delinquent Members; (B) the loan shall bear interest at the Interest Rate, from the date that the loan was made until the date that such loan, together with all interest accrued thereon, is repaid to the Non-Delinquent Members; (C) all distributions from the Company that would otherwise be made to the Delinquent Member are hereby assigned by the Delinquent Member to the Non-Delinquent Members (whether before or after dissolution of the Company) until the loan and all interest accrued thereon have been repaid in full to the Non-Delinquent Members (with all such payments being applied first to interest earned and unpaid and then to principal); and (D) the Non-Delinquent Members shall have the right, in addition to the other rights and remedies granted to them pursuant to this Agreement or available to them at law or in equity, to take such action as the Non-Delinquent Members deem appropriate to obtain payment by the Delinquent Member of the principal balance of such loan and all accrued and unpaid interest thereon, at the cost and expense of the Delinquent Member.

                 SECTION 4.06 STATUS OF CAPITAL CONTRIBUTIONS. (a) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement. Except as otherwise expressly provided herein, no Member will be permitted to borrow, make an early withdrawal of, or demand or receive a return of any Capital Contributions. Under circumstances requiring a return of any Capital Contributions, except as otherwise expressly provided in this Agreement, no Member will have the right to receive property other than cash.

                 (b) Except as otherwise provided herein, the Members shall be liable only to make their Capital Contributions pursuant to this
Article IV, and no Member shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to this Article IV, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member or Transferee. A Member's obligation to contribute capital to the Company is conditional (within the meaning of Section 17201(c) of the California Act), payable only to the extent, and only in such amounts, required to be paid to the Company pursuant to this Agreement. Notwithstanding any other provision in this Agreement, the obligations of the Members pursuant to this Section 4.06 shall not be, and shall not be deemed to be, a guaranty, maintenance agreement or other similar agreement, or under any circumstances utilized to satisfy the general obligations and liabilities of the Company.

                 SECTION 4.07 CAPITAL ACCOUNTS. (a) An individual Capital Account shall be established and maintained for each Member.

                 (b) The Capital Account of each Member shall be maintained in accordance with the following provisions:

                 (i) to each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Net Profits, any items in the nature of income or gain that are specially allocated to such Member pursuant to
         Article VII and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

                 (ii) to such Member's Capital Account there shall be debited the amount of cash and the Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Net Losses, any items in the nature of deductions or losses that are specially allocated to such Member pursuant to Article VII and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company;

                 (iii) in the event all or some of a Member's interest in the Company is assigned in accordance with Article X, the assignee shall succeed to the Capital Account of the assignor to the extent it relates to the assigned interest; and

                 (iv) no Member shall be required to pay to the Company or to any other Member or Person any deficit in such Member's capital account upon dissolution of the Company or otherwise.

                                   ARTICLE V
                                MEMBERSHIP UNITS

                 SECTION 5.01 MEMBERSHIP UNITS. All Membership Units shall have identical rights in all respects as all other Membership Units except as otherwise specified in this Agreement. Each Member hereby agrees that its interest in the Company and in its Membership Units shall for all purposes be personal property.

                 SECTION 5.02 INITIAL MEMBERSHIP UNITS. Effective as of the date hereof, the Pacific Enterprises Members shall have an aggregate of 50 Membership Units (the "Pacific Enterprises Initial Membership Units") and the Enova Members shall have an aggregate of 50 Membership Units (the "Enova Initial Membership Units"), such Membership Unites to be allocated among the Pacific Enterprises Members and among the Enova Members prior to December 31, 1997.

                 SECTION 5.03 ADDITIONAL MEMBERSHIP UNITS. In the event additional Membership Units shall be issued to an initial Member, or to any other Person and such Person shall be admitted as a Member in accordance with
Article X, the President shall amend Schedule 2.01 accordingly. The Capital Contribution to be made by such Person shall be in the form and amount determined by a Majority Vote and the amount of such Capital Contribution shall be credited to such Person's Capital Account.


                                   ARTICLE VI
                      MANAGING MEMBERS; MEMBERS COMMITTEE;
                             OFFICERS AND EMPLOYEES

                 SECTION 6.01 MANAGEMENT BY THE MANAGING MEMBERS. The Company shall be managed by the Managing Members.

                 SECTION 6.02 POWER OF MANAGING MEMBERS. (a) The Managing Members, shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. In addition to the foregoing, the Managing Members shall have the power to exercise any and all other rights or powers of the Company and do all lawful acts and things as are not directed or required to be exercised or done by the Company under the California Act or this Agreement.

                  (b) With respect to the internal management of the Company, without limiting the authority of the Managing Members, in their capacities as such, to act for and bind the Company, the Managing Members shall act through their designees (collectively, the "Representatives") on the Members Committee, who may be replaced at any time by the Managing Member that appointed such Representative (with or without cause), subject to Section 6.03(a). Any vote or consent to be taken by the Managing Members shall be taken with the approval of not less than a Majority Vote of the Members Committee, except as otherwise provided in the California Act.

                 SECTION 6.03 MEMBERS COMMITTEE. (a) The forum for meetings of the Managing Members shall be a members committee (the "Members Committee"). Each Managing Member shall be represented at Members Committee meetings by its Representatives. The total number of Representatives that shall be entitled to attend Members Committee meetings shall be six, (i) of whom three shall be designated by the Pacific Enterprises Members (the "Pacific Enterprises Representatives") and (ii) of whom three shall be designated by the Enova Members (the "Enova Representatives"). The Members Committee shall select a chairman (the "Chairman") who shall preside over meetings of the Members Committee. The Pacific Enterprises Representatives shall be officers or employees of the Pacific Enterprises Members or their Affiliates, and the Enova Representatives shall be officers or employees of the Enova Members or their Affiliates. The initial Pacific Enterprises Representatives shall be Richard
D. Farman, Warren I. Mitchell and Eric Nelson; the initial Enova Representatives shall be Stephen L. Baum, Donald E. Felsinger and Edwin A. Guiles.

                 (b) In addition to the Representatives, officers, directors, employees or other representatives (including the accountants, attorneys and/or financial advisors) of a Member and its Affiliates shall be permitted to attend Members Committee meetings as observers.

                 (c) The Members Committee shall meet no less frequently than quarterly at such place and time as shall be determined by Majority Vote. Special meetings of the Members Committee, to be held at the offices of the Company as above provided (or such other place as shall be agreed by Majority
Vote), shall be called at the direction of the Chairman, the President or one or more Managing Members, and for reasonable cause shown (which is understood to include, without limitation, any meeting called by a Managing Member to review any determination made by the Company pursuant to this Agreement), upon not less than three Business Days' notice given by the Chairman, the President or the Secretary of the Company (which officers shall give such notice if properly directed so to do as aforesaid). Emergency meetings of the Members Committee may be held at the offices of the Company (or such other place as shall be agreed by Majority Vote) upon not less than one Business Day's telephone notice specifying in reasonable detail the nature of such emergency (to be confirmed by written telecopier notice) by any Managing Member, the Chairman, the President or the Secretary of the Company. For purposes of this
Section 6.03, the term emergency meeting shall include, but not be limited to, any meeting called with respect to an action taken by less than the unanimous written consent of the Members in violation of Section 6.05 of this Agreement.

                 (d) With respect to quarterly meetings and non-quarterly non-emergency meetings, not later than five Business Days before each such meeting the Chairman shall deliver to each Managing Member, together with the notice of each such meeting, an agenda specifying in reasonable detail the matters to be discussed at the applicable Members Committee meeting. Any Managing Member that wishes to have any additional matter discussed at any such meeting, shall give to the Secretary of the Company and each other Managing Member not later than two Business Days prior to any such meeting, notice of each matter it so wishes to discuss.

                 SECTION 6.04 APPROVAL REQUIRED. The Members Committee shall have authority with respect to all aspects of the operation of the Company. Without limiting the generality of the foregoing, the Company shall not take any of the following actions except pursuant to a Majority Vote:

                 (a) the conduct by the Company of any business other than, or the engagement by the Company in any transaction not substantially related to, the Company Business;

                 (b)      the amendment or restatement of the Articles;

                 (c) (i) the dissolution, liquidation or winding up of the Company or (ii) the commencement of a voluntary proceeding seeking reorganization or other similar relief;

                 (d)      the adoption of any Subsequent Plan;

                 (e) the sending of any notice requesting Capital Contributions to a Member pursuant to Section 4.04;

                 (f) other than pursuant to the types of contracts described in clause (v) below, the incurrence, issuance, assumption, guarantee or refinancing of any Debt if the aggregate amount of such Debt and all other outstanding Debt of the Company exceeds $1,000,000;

                 (g) any expenditure by the Company for an amount that, when taken together with all other expenditures made during the relevant Fiscal Year, would exceed the aggregate expenditures permitted as reflected in the applicable Approved Plan or Default Plan;

                 (h) the sale, transfer, lease, sublease, license or other disposition by the Company to a third party of any material property or asset, real, personal or mixed (including leasehold interests and intangible assets);

                 (i) the authorization, issuance, sale, acquisition, repurchase or redemption by the Company of any Membership Units or other equity interest (or option, warrant, conversion or similar right with respect to any equity interest) in or of the Company, including an initial public offering;

                 (j) the declaration, making or payment of any dividend or distribution (whether in cash, securities or other property) to the Members or otherwise;

                 (k) the merger or consolidation with, or acquisition of an interest in any Person or the acquisition of a substantial portion of the assets or business of any Person or any division or line of business thereof or any other acquisition of material assets;

                 (l) the entering into by the Company of any agreement, arrangement or transaction with (i) any officer, affiliate or member of the Company (or any relative, beneficiary, employee or Affiliate of such person) or (ii) any employee of the Company that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $100,000;

                 (m) except as contemplated by the then applicable Approved Plan or Default Plan, the commitment to any capital expenditure in excess of $100,000;

                 (n) other than pursuant to the types of contracts described in clause (v) below, the entering into by the Company of any agreement, contract or arrangement pursuant to which the Company is obligated to pay or entitled to receive payments in excess of $1,000,000 over the term of such contract;

                 (o) the appointment, or termination, of any chief executive officer, chief financial officer, chief operating officer, general manager, president or senior vice president, or any person who performs similar functions, or the selection or replacement of the independent auditors of the Company;

                 (p) the entering into, or amendment of, any (i) written employment agreement or contract or employee benefit plan or employee policy, (ii) any arrangement that would obligate the Company to pay any employee in excess of $200,000 per year or (iii) any arrangement that would obligate the Company to pay any employee compensation based on the net profits, revenues or gross sales of the Company or any other contingent basis;

                 (q) the commencement or settlement of any litigation for an amount in excess of $250,000 in any such commencement or settlement or series of related commencements or settlements;

                 (r) any change in the number of, or method of designating, Representatives on the Members Committee;

                 (s) unless required by law or a change in GAAP, the making of any material change in the accounting methods of the Company;

                 (t) the taking of any other action that could be reasonably expected to have a material impact on the performance, financial condition or prospects of the Company;

                 (u)      the grant or revocation or powers of representation;

                 (v) (i) the entering into of any gas or electric purchase or sale, risk management, swap, hedge or other derivative arrangement or contract, or any guarantee in connection with any of the foregoing, the purchase of any security, or the entering into of any joint venture, partnership or similar arrangement other than in accordance with the investment policies and guidelines adopted by the Members Committee, or (ii) the amendment, waiver or modification of such policies and guidelines.

                 SECTION 6.05 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Managing Members or the Members Committee, either at a meeting or otherwise, may be taken without a meeting if the Managing Members or Representatives, as the case may be, unanimously consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Managing Members or Representatives, as the case may be. Written notice of the action to be taken by written consent will be given by the President or Secretary of the Company to all Managing Members at least two Business Days prior to the effectiveness of any such action.

                 SECTION 6.06 TELEPHONIC MEETINGS. Representatives may participate in a meeting of the Members Committee by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                 SECTION 6.07 COMPANY MINUTES. The decisions and resolutions of the Members and the Members Committee shall be reported in minutes, which shall state the date, time and place of the meeting (or the date of the written consent in lieu of meeting), the Members or Representatives, as the case may be, present at the meeting, the resolutions put to a vote (or the subject of a written consent) and the results of such voting (or written consent). The minutes shall be entered in a minute book kept at the principal office of the Company and a copy of the minutes shall be provided to each Managing Member.

                 SECTION 6.08 NO REIMBURSEMENTS. Except as set forth in this Agreement or otherwise agreed upon by the Members Committee, the Company shall not reimburse the Members for any expenses incurred by the Members on behalf of the Company.

                 SECTION 6.09 PARTITION. Each Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company's property.

                 SECTION 6.10 OFFICERS (a) The Company shall have employees or agents who are denominated as officers (including, but not limited to a President, one or more Vice-presidents, a Chief Financial Officer or a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries), as the Members Committee may designate from time to time (the "Officers").

                 (b) The Officers shall be responsible for implementing the decisions of the Members Committee and for conducting the ordinary and usual business and affairs of the Company, including, subject to the policies and limitations established by, and the supervision of, the Members Committee and subject to the terms of this Agreement, including, without limitation,
Section 6.04:

                 (i) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

                 (ii) the acquisition or disposition of assets of the Company in the ordinary course of its business;

                 (iii) the use of the assets of the Company (including, without limitation, the financing of the conduct of the operations of the Company, the lending of funds to other Persons and the repayment of obligations of the Company);

                 (iv) the negotiation, execution and performance of any contracts, guarantees, credit arrangements, risk management, swap, hedge or other derivative contracts, conveyances or other instruments in the ordinary course of the Company's business;

                 (v) the maintenance of insurance for the benefit of the Members and the Company; and

                 (vi) the control of any matters affecting the rights and obligations of the Company, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and settlement of claims and litigation up to $250,000 in amount.

                 (c) The Officers shall be entitled to receive for their services to the Company such compensation as may be determined by the Members Committee from time to time, such compensation to be paid by the Company. The Officers shall at all times be subject to the supervision and control of the Members Committee and shall conform to policies and programs established by the Members Committee, and the scope of the Officers' authority shall be limited to such policies and programs. The acts of the Officers shall bind the Company when within the scope of the authority of such Officers. Except as otherwise authorized by the Members Committee or the President, no other Person shall have authority to bind or act for, or assume any obligations or responsibilities on behalf of, the Company. The Officers shall keep the Members Committee informed as to all matters of concern to the Company.

                 (d) Nothing in this Section 6.10 shall be construed so as to limit the authority of the Managing Members, in their capacities as such, to act for and bind the Company.


                                  ARTICLE VII
                            ALLOCATIONS; TAX MATTERS

                 SECTION 7.01 ALLOCATIONS. (a) The Company's Net Profits and Net Losses, subject to the special allocations pursuant to Sections 7.02 and 7.03, shall be allocated for each fiscal year to the Members as follows:

                 (i) the Company's Net Profits shall be allocated to the Members, pro rata in accordance with the number of Membership Units owned by each Member; and

                 (ii) the Company's Net Loss shall be allocated to the Members, pro rata in accordance with the number of Membership Units owned by each Member.

                 (b) Notwithstanding anything to the contrary in Section 7.01(a), in the event of the winding up and termination of the Company pursuant to Section 11.04 hereof, Net Profit and Net Loss (and items of gross income, loss or deduction, if necessary), including gain or loss realized by the Company upon the sale (or deemed sale) of its property or assets, shall be allocated to the extent possible, subject to the special allocations of Sections 7.02 and 7.03, in a manner so as to cause the Capital Accounts of the Members to equal the amounts due the respective Members in accordance with the provisions of Section 11.04.

                 SECTION 7.02 SPECIAL ALLOCATIONS. (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article VII, if there is a net decrease in membership minimum gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for the fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in membership minimum gain, determined in accordance with Regulations Section l.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 7.02(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                 (b) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
l.704-l(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.02(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.02(b) were not in the Agreement.

                 (c) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 7.02(c) shall be made only if and to the extent that such Member would have a Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article VII have been made as if Section 7.02(b) and this Section 7.02(c) were not in the Agreement.

                 (d) Nonrecourse Deductions. Nonrecourse deductions for any fiscal year shall be allocated to the Members pro rata in accordance with the number of Membership Units owned by such Member.

                 (e) Net Loss Limitation. The Net Losses and items of deduction or loss allocated pursuant to Sections 7.01 and 7.02 shall not exceed the maximum amount of Losses and items of deduction and loss that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Net Losses and items of deduction or loss in excess of the limitations set forth in this Section 7.02 shall be allocated to the Members who do not have Adjusted Capital Account Deficits in proportion to their Adjusted Capital Accounts.

                 SECTION 7.03 CURATIVE ALLOCATIONS. The allocations set forth in Section 7.02 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.03. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the

Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to this Article VII without regard to the Regulatory Allocations. In exercising their discretion under this Section 7.03, the Members shall take into account future Regulatory Allocations under Section
7.02 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.02.

                 SECTION 7.04 OTHER ALLOCATION RULES. (a) Solely for purposes of determining the Members' proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations
Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their ownership of Membership Units.

                 (b) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Members shall endeavor to treat distributions of cash as having been made from the proceeds of a nonrecourse liability only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

                 (c) If the number of Membership Units owned by any Member changes during the fiscal year, the Company's Net Profits and Net Losses for that fiscal year shall be allocated evenly among each day of the fiscal year, and each Members' share of Net Profits and Net Losses for such fiscal year shall be the sum of its shares of the Net Profits and Net Losses for each day during the fiscal year.

                 SECTION 7.05  TAX ALLOCATIONS.  (a)  In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Asset Value (computed in accordance with the definition of Asset Value in Section 1.01).

                 (b) In the event the Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Asset Value in
Section 1.01, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                 (c) Any elections or other decisions relating to such allocations shall be made by the tax matters Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.05 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

                 (d) Except as otherwise provided in this Agreement, all items of Company gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profit or Net Loss, or amounts specially allocated pursuant to
Section 7.02 or 7.03 hereof, as the case may be, for the fiscal year.

                 SECTION 7.06 TAX DECISIONS. (a) The Company shall file as a partnership for Federal and state income tax purposes. All elections required or permitted to be made by the Company, and all other tax decisions and determinations relating to Federal, state or local tax matters shall be made by the tax matters Member, in consultation with the Managing Members and the Company's attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the tax matters Member. The tax matters Member shall submit to the Members, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Company. Pacific Enterprises Energy Management Services shall be the initial tax matters Member within the meaning of Section 6231(a)(7) of the Code. The tax matters Member shall furnish to the Members a copy of all notices or other written communications received by the tax matters Member from the Internal Revenue Service or any state of local taxing authority. The tax matters Member shall cause all tax returns of the Company to be timely filed. Copies of such returns shall be kept at the Company's principal place of business or at such other place as the tax matters Member shall determine and shall be available for inspection by the Members or their duly authorized representatives during regular business hours. The tax matters Member shall distribute to each of the Members, as soon a practicable after the end of the fiscal year of the Company, information with respect to the Company necessary for each Member to prepare its Federal, state and local tax returns.

                 (b) Upon a change in U.S. tax law, including a change pursuant to the promulgation of Regulations, that permits entities such as the Company to affirmatively elect classification as a partnership for Federal income tax purposes, the tax matters Member shall take such steps as may be reasonably required to make such election for or on behalf of the Company, and the other Members shall cooperate in the making of such election (including by providing consents and other authorizations that may be required).


                                  ARTICLE VIII
                                  DISTRIBUTION

                 SECTION 8.01 DISTRIBUTION. (a) The Members Committee, as determined in accordance with Article VI, may make distributions to the Members, pro rata in accordance with their respective Membership Units.

                 SECTION 8.02 LIQUIDATION DISTRIBUTION. Distributions made upon liquidation of the Company shall be made as provided in Section 11.04.

                 SECTION 8.03 DISTRIBUTION RULES. (a) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation by the Company to the Members shall be treated as amounts distributed to the Members pursuant to this
Article VIII for all purposes of this Agreement. The President is authorized and directed to withhold from distribution, or with respect to allocations, to the Members and to pay over to any Federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other Federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld. Promptly upon learning of any requirement under any provision of the Code or any other applicable law requiring the Company to withhold any sum from a distribution to a Member or to make any payment to any taxing authority in respect of such Member, the Company shall give written notice to such Member of such requirement and, if practicable and if requested by such Member, shall cooperate with such Member in all lawful respects to minimize or to eliminate any such withholding or payment.

                 (b) A Member shall not have the status of, and is not entitled to the remedies available to, a creditor of the Company with regard to distributions that such Member becomes entitled to receive pursuant to this Agreement and the California Act.

                 SECTION 8.04 LIMITATIONS ON DISTRIBUTION. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate Section 17254 of the California Act or other applicable law.


                                   ARTICLE IX
                    BOOKS AND RECORDS; FINANCIAL STATEMENTS

                 SECTION 9.01  BOOKS AND RECORDS; FINANCIAL STATEMENTS.  (a)
At all times during the continuance of the Company, the Company shall maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company Business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Articles, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants that shall be selected by the Members Committee (the "Auditors"). Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds. Such private right to audit the books and records of the Company shall also include the right to audit and make recommendations regarding the internal control systems, policies and procedures and compliance therewith of the Company.

                 (b) The Chief Financial Officer or Treasurer shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following financial information, prepared, in the case of (i)(A) and (i)(C), in accordance with GAAP, and in the case of (i) A, on an accrual basis, together with an operating report in a form to be determined by the Members Committee analyzing such information, shall be transmitted by the Chief Financial Officer or Treasurer to each Managing Member at the times hereinafter set forth:

                 (i) Within 60 days after the close of each Fiscal Year, the following financial statements, examined by and certified to by the Auditors:

                          (A) the balance sheet of the Company as of the close of such Fiscal Year;

                          (B) a statement of Company Net Profits and Net Losses for such Fiscal Year;

                          (C) a statement of the Company's cash flows for such Fiscal Year; and

                          (D) a statement of such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

                 (ii) Within 60 days after the close of each Fiscal Year, a statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

                 (iii) As soon as available and in any event within 30 days after the end of each three-month period, balance sheets of the Company as of the end of such three-month period and statements of income and Company Net Profits and Net Losses for the period commencing at the end of the previous fiscal year and ending with the end of such three-month period, certified by the Chief Financial Officer or Treasurer of the Company.

                 (iv) As soon as practicable and in any event within 20 days following the end of each calendar month, a monthly operating summary of the Company's activities in a form to be established by the Members' Committee.

                 (c) Each Member shall provide to the Chief Financial Officer or Treasurer upon request tax basis information about contributed assets and other tax information reasonably requested by the Chief Financial Officer or Treasurer.

                 SECTION 9.02 REPORTING REQUIREMENTS. The President shall furnish or cause to be furnished to each Member:

                 (a) as soon as possible and in any event within ten days after the Company has received notice of the occurrence of any default or event of default continuing on the date of such statement under any agreement relating to any material obligation of the Company, a statement of the President setting forth details of such default or event of default and the action which the President has taken and proposes to take with respect thereto;

                 (b) promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its creditors, and copies of all tax returns that the Company files with any federal or state taxing authority;

                 (c) within 15 days of the filing by the tax matters Member of the Company's federal tax return (Federal Form 1065), a copy of Schedule K-1 of Federal Form 1065 reporting the Member's allocable share of Net Profits, Net Losses and other items of income, gain, deductions or loss for such Fiscal Year, and, from time to time, such additional information as the Member may reasonably require for tax purposes;

                 (d) on each Business Day, to each Member's representative on the Members Committee, a report on the Company's derivative securities position as of the close of the such Business Day, summarizing the changes occurring during the course of such Business Day; and

                 (e) such other information regarding the condition or operations, financial or otherwise, of the Company as any Member may from time to time reasonably request.


                                   ARTICLE X
                     TRANSFERABILITY AND ADDITIONAL MEMBERS

                 SECTION 10.01 GENERAL RESTRICTIONS ON TRANSFER. (a) No Transfer may be made by any Member of all or any part of its Membership Interest in the Company without the written consent of all Managing Members. No Managing Member, without the prior written consent of each other Managing Member, shall permit to be made by any Affiliate of a Member a Transfer of all or any part of such Affiliate's direct or indirect ownership interest in such Member.

                 (b) In the case of permitted Transferees, any Transferee of a Membership Interest (including an Affiliate of the transferor) shall be admitted as a Member only after such Transferee agrees to assume all obligations of the transferor hereunder and otherwise be bound by the provisions of this Agreement.

                 (c) Any Person that becomes a Member after the date hereof, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date such Person became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to such date and which are in force and effect on such date.

                 (d) Each Transfer of all or a part of a Membership Interest (other than any Transfer of all or part of a Membership Interest or any interest therein upon foreclosure of a security interest created in such Membership Interest) to a permitted Transferee shall entitle such Transferee to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar item to which the transferor was entitled, but only to the extent of the transferred Membership Interest. Such Transfer shall also give a permitted Transferee the right to participate in the management of the Company through voting or otherwise and any other rights exercisable by a Member or, in the case of a Transfer by a Managing Member, such Managing Member, subject to the compliance of such Transferee with the provisions of paragraph (b) above and the admission of such Transferee as a Member.

                 SECTION 10.02 RECOGNITION OF TRANSFER BY COMPANY. No Transfer of a Membership Interest, or any part thereof, that is in violation of this Article X shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to Section 8.01 hereof with respect to such Membership Interest or part thereof. Neither the Company nor the non-transferring Members shall incur any liability as a result of refusing to make any such distributions to the Transferee of any such invalid Transfer.

                 SECTION 10.03 INDEMNIFICATION. In the case of a Transfer or attempted Transfer of an interest in the Company contrary to the provisions of
Section 10.01 hereof, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and each of the other Members from all costs, liabilities or damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce terms of this Agreement and the indemnity granted hereby.

                 SECTION 10.04 EFFECTIVE DATE OF TRANSFER. Any valid Transfer of a Membership Interest in the Company, or part thereof, shall be effective as of the close of business on the last day of the calendar month in which such Transfer occurs. The Company shall, from the effective date of such Transfer, thereafter pay all further distributions on account of the Membership Interest (or part thereof) so transferred, to the Transferee of such interest, or part thereof. As between any Member and its Transferee, Net Profits and Net Losses for the Fiscal Year of the Company in which such Transfer occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the transferring Member and its Transferee (subject to the objection of and restriction by the Members Committee acting by Majority Vote).

                 SECTION 10.05 ADDITIONAL TRANSFER PROVISIONS. In the case of any Transfer under this Article X:

                 (a) Subject to this Section 10.05, upon the Transfer of the entire Membership Interest of a Member, such Member shall have no further obligations pursuant to this Agreement, except that (i) the obligations of such Member pursuant to Section 14.01 shall survive indefinitely, and (ii) the obligations of such Member pursuant to
         Section 15.02 shall survive for a period of 24 months after the effective date of such Transfer. The contractual rights and obligations of such Member to the Company (other than pursuant to this Agreement) shall remain unaffected unless otherwise provided in paragraph (b) below.

                 (b) Upon the Transfer of a Members' Membership Interest, the following specific provisions shall apply (which provisions illustrate and clarify the provisions of paragraph (a) above):

                          (i)     such Member shall no longer have any
                 obligation to make Capital Contributions, pursuant to Section
                 4.01 or 4.04, but any assets or cash contributed to the Company prior to the date of such Transfer shall remain property of the Company;

                          (ii) such Member shall have no obligation to continue to make assets, facilities or services available to the Company in accordance with Section 4.02, but such Member shall be entitled to compensation for assets, facilities or services used by the Company prior to the date of such Transfer;

                          (iii) the License Agreement between such Member and the Company shall remain in effect in accordance with its terms;

                          (iv) the Management Services Agreement between such Member and the Company shall be terminated in accordance with such Management Service Agreement;

                          (v) such Member shall have no further obligation to make certain Persons available to perform services in accordance with Section 12.01(a) but shall be entitled to compensation for services provided prior to the date of such Transfer;

                          (vi) Persons who become employees of the Company in accordance with Section 12.01(b) shall remain employees of the Company; and

                          (vii) such Member shall be entitled to receive a copy of all customer information of the Company as of the date of such Transfer, but shall have no rights in respect of customer information developed subsequent to such date.

                 (c) The Transferee or Transferees, as the case may be, shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such Transfer.

                 (d) No such Transfer of a Membership Interest shall be made except upon terms which would not, in the opinion of counsel to the Company, result in a violation of the Securities Act of 1933, as amended, or any "Blue Sky" laws or other securities laws of any state of the United States applicable to the Company or the Membership Interest to be transferred.

                 (e) Notwithstanding any other provision of this Article X, no Transfer of a Membership Interest will occur (a) unless and until any and all necessary regulatory approvals and third-party approvals have been obtained, including, without limitation, expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and
         (b) if such transfer would (x) cause the Company to lose its regulatory authority to sell power at market based rates, or (y) cause the Company to become subject to any statute, rule, regulation, order or injunction that would impose material limitations or restrictions on the ability of the Company to conduct the Company Business.


                 SECTION 10.06 WITHDRAWAL. No Member may withdraw from the Company or resign as a Member except as a result of a Transfer made in accordance with this Article X or upon dissolution in accordance with Article
XI. If any of the Members withdraws from the Company or resigns as a Member in breach of this provision, such withdrawal or resignation shall be of no force or effect.

                 SECTION 10.07 FURTHER ASSURANCES. The Members shall cooperate and use all reasonable efforts to take all actions necessary to complete a Transfer in accordance with this Article X, including the making of filings, and provision of information, necessary to comply with Sections 10.05(e).

                                   ARTICLE XI
                    DISSOLUTION, LIQUIDATION AND TERMINATION

                 SECTION 11.01 NO DISSOLUTION. The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement.

                 SECTION 11.02 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                 (a) the expiration of the term of the Company as provided in Section 2.03;

                 (b) the unanimous vote of the Members Committee to dissolve, wind up and liquidate the Company;

                 (c) the sale of all or substantially all the assets of the Company;

                 (d) the death, insanity, permanent incapacity, Bankruptcy, insolvency, retirement, expulsion from the Company of a Managing Member, unless within ninety days after the occurrence of such an event, Members holding a majority of the remaining Membership Units and more than 50% of the remaining aggregate Capital Account balances (computed on a fair market value basis as of the date of the dissolution event) agree in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event, of one or more additional Members;

                 (e)      the entry of a decree of judicial dissolution under
         Section 17351 of the California Act; or

                 (f) at the option of either Managing Member, upon the delivery of written notice to the Company, upon the termination of the Merger Agreement in accordance with its terms; provided, however, that the parties intend to discuss other alternatives to dissolving the Company, including the possible purchase by one Managing Member of the other Managing Member's Member Group's Membership Interest prior to delivering such notice.

If the Company is continued pursuant to clause (d) above after the death, insanity, permanent incapacity, Bankruptcy, insolvency, retirement or expulsion of a Managing Member (the "Former Member"), the other Managing Members shall have the right to purchase the Membership Interest of such dead, insane, permanently incapacitated, bankrupt, insolvent, retired or expelled Member at the Fair Market Value of such Membership Interest in accordance with the procedures set forth below. The "Fair Market Value" of the Company shall be determined by a nationally recognized investment banking firm selected by the other Managing Members from a list of three such firms provided by a representative of the

Former Member (the "Appraiser") and the fees and expenses of such Appraiser will be borne by the Company. The Appraiser's determination of the Fair Market Value shall be considered in the context of a hypothetical purchase of the Company negotiated between a willing buyer and a willing seller, neither of whom is under compulsion to act, without any control premium or any discount for a minority interest, transfer restrictions, illegality or other similar factors. The Appraiser shall also assume that the Company will continue to have obligations to third parties but that the proceeds of the sale shall be used to make payments representing a return of Capital Contributions (including any interest thereon). In evaluating the Company, the Appraiser shall give due consideration to the prospects and potential of the Company. Within 30 days of the date of selection, the Appraiser will determine the Fair Market Value and allocate such value between the Membership Interests of the Former Member and the other Members and within 30 days of the delivery of such determination and allocation by the Appraiser, the other Managing Members shall notify the representative of the Former Member whether such other Managing Members will exercise their right to acquire the Membership Interest of the Former Member. Any acquisition pursuant to this Section 11.02 shall be completed within 60 days of the date of the selection of the Appraiser.

                 SECTION 11.03 NOTICE OF DISSOLUTION. Upon the dissolution of the Company, the Person or Persons approved by the Members holding a majority of the remaining Membership Units to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution, except that in the case of a dissolution pursuant to Section 11.02(d) the Liquidating Trustee shall be the Managing Member (or Members) that is not bankrupt, insolvent, disabled, dead, insane or terminated.

                 SECTION 11.04 LIQUIDATION. (a) Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Net Profits and Net Losses during liquidation in the same proportions, as specified in Article VII hereof, as before liquidation. Each Member shall be furnished with a statement audited by the Auditors that shall set forth the assets and liabilities of the Company as of the date of dissolution. Each Member (and its Affiliates) shall pay to the Company all amounts then owing by it (and them) to the Company. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

                 (i) to creditors of the Company (including holders of Membership Units that are creditors to the extent otherwise permitted by law), in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to holders of Membership Units; and

                 (ii)     to the Members in the following order and priority:

                          (A) to the Members, pro rata in accordance with their positive Capital Account balances (such Capital Account balances to be revalued in accordance with the procedures set forth in Section 11.02 at the time of the distribution), to the extent thereof, after giving effect to all contributions, distributions and allocations for all periods;

                          (B) to the Members, pro rata in accordance with the number of Membership Units owned by each such Member.

To the extent that the Members determine that any or all of the assets of the Company shall be sold, such assets shall be sold as promptly as practicable, in a commercially reasonable manner. For purposes of making the liquidating distributions required by this Section 11.04(a), the Liquidating Trustee may determine, at the direction of the Members holding a majority of the Membership Units, whether to distribute all or any portion of the assets of the Company in kind or to sell all or any portion of the assets of the Company and distribute the proceeds therefrom; provided, however, that all Joint Work Product (as such term is defined in the License Agreement) except all Company Marks and Hybrid Marks (as those terms are defined in the License Agreement) shall be distributed to the Members and such Joint Work Product shall thereafter be jointly owned by the Members and each Member shall have the unrestricted right to use, license, distribute, sell or otherwise fully exploit such rights without accounting to the other Members, subject to any rights of third parties with regard to such Joint Work Product. In the event that any Joint Work Product is embodied in or is used in connection with a Member's Separate Work Product (as such term is defined in the License Agreement), such Member shall grant to each other Member a limited non-exclusive, royalty-bearing license, on commercially reasonable terms, to use the Separate Work Product solely in connection with obligations and services being provided pursuant to contracts and agreements in effect on the date liquidation of the Company begins, and not for general use of the Joint Work Product in the Member's business. The Liquidating Trustee shall promptly cause copies of any physical embodiments of all Joint Work Product (including source code) other than Company Marks and Hybrid Marks to be delivered to each Member. All Company Marks and all Hybrid Marks shall be deemed to be abandoned. The Members shall have no rights in the Company Marks, Hybrid Marks or any component parts of any Hybrid Marks, or any goodwill associated with any of the foregoing except that (i) the Members shall be permitted to use such Company Marks and Hybrid Marks solely in connection with obligations and services being provided pursuant to contracts and agreements in effect on the date of liquidation of the Company begins, and not for general use in the Member's business and (ii) the name under which the Company is conducting business and the goodwill associated therewith shall, at the election of the Pacific Enterprises Members, revert to the Pacific Enterprises Members, in which case the Pacific Enterprises Members shall be credited the fair market value of such name and goodwill as of the date of liquidation as determined by the Liquidating Trustee. All rights in said component parts, and the goodwill associated therewith, shall revert to the Member owning such component parts. Each Member Group shall receive copies of all customer information relating to customers of the Company. Subject to paragraph (c) below, customer contracts will be divided among the

Members such that each Member Group receives customer contracts with approximately equal aggregate value. The Capital Account of each Member shall be adjusted to take into account the Net Profit and Net Losses resulting from the sale of the Company's assets and all other transactions in connection with the winding up of the Company.

                 (b)      Notwithstanding any provision to the contrary in this
Section 11.04, upon dissolution of the Company as a result of Section 11.02(a),
(b) or (f), the Liquidating Trustee shall, to the extent practicable and consistent with Sections 11.04(a)(i) and 11.04(a)(ii), distribute in kind to each Member the respective assets contributed or transferred by such Member to the Company. Unless otherwise specifically provided on Schedule 4.01, the value of each such asset at dissolution shall be determined using the same methodology that was used to determine the value of the assets to be contributed to the Company as set forth herein on Schedule 4.01.

                 (c) To the extent that, pursuant to the provisions of paragraphs (a) and (b) above, a Member Group does not, as provided in Section 11.04(a)(ii), receive property or assets equal to the value of such Member Group's Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation, an attempt will be made to re-allocate the customer contracts such that each Member Group receives property and assets equal to the value of such Member Group's aggregate Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation. In the event that the re-allocation of the customer contracts fails to provide each Member Group with the full value of such Member Group's Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation, the Member Group which has received more than the full value of its Capital Accounts plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation, shall pay to the Managing Member of the other Member Group, within 5 Business Days of the delivery of the notice described in paragraph (d) below by the Liquidating Trustee becomes final, a cash amount in immediately available funds, equal to the difference in the amount such Member Group was entitled to receive pursuant to Section 11.04(a)(ii) and the amount such Member actually received. Notwithstanding any other provisions of this paragraph, in the event that should there be an insufficient amount of assets to return to each Member Group the full value of its aggregate Capital Accounts, the Liquidating Trustee will, in its discretion, divide the assets such that each Member Group receives as near as possible the proportionate amount it was entitled to receive pursuant to Section 11.04(a)(ii).

                 (d) As soon as practicable, the Liquidating Trustee shall deliver a notice to each Member setting forth the value assigned to each asset and the Member to which such asset will be distributed, in connection with the provisions of paragraphs (a), (b) and (c) above. Each Member Group shall have 15 days to dispute such valuation and if no notice of dispute is delivered to the Liquidating Trustee and the other Members, the notice of valuation shall become final. If such notice of dispute is delivered, the matter shall be submitted to a nationally recognized investment banking firm, accounting firm or valuation firm selected by the Liquidating Trustee from a list of three such firms provided by the disputing Member Group. The banking, accounting or valuation firm shall make a decision within 60 days of referral, which decision shall be final and binding, and the fees and expenses of such firm shall be borne by the Company.

                 SECTION 11.05 TERMINATION. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Membership Units in the manner provided for in this Article XI, and the Certificate shall have been cancelled in the manner required by the California Act.

                 SECTION 11.06 CLAIMS OF THE MEMBERS. The Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member's Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Company or otherwise.


                                  ARTICLE XII
                                   EMPLOYEES

                 SECTION 12.01 EMPLOYEES. (a) Commencing on the date hereof, the Enova Members and the Pacific Enterprises Members shall make certain Persons available to perform services and work for the Company as and when requested by the Members Committee. The relevant Enova Member or Pacific Enterprises Member shall bill the Company on a "straight-time" basis by allocating that portion of the employee's salary to the Company that is represented by the portion of the employee's working time that is spent performing services for the Company. A portion of the cost of maintaining employee welfare and benefit plans and payroll services shall be allocated to the Company on the basis of the actual cost to the relevant Member of providing a proportionate amount of such benefits or, if applicable, by Enova in accordance with its affiliate transfer pricing policies or by Pacific Enterprises in accordance with its affiliate transfer pricing policies, as the case may be. Within five Business Days of the last day of each month, each of Enova and Pacific Enterprises shall notify the Company in writing of the compensation due for the services provided and costs allocated to the Persons referred to above during the preceding month. Should the Company not pay said sum, or any part thereof, within 30 calendar days from the date of the monthly invoice (i) interest at the Interest Rate shall be additionally due and owing on the unpaid balance, from the date past due and (ii) the Member Group to which such sum is owed shall, effective 30 days following the delivery of written notice, have no further obligation pursuant to this Section 12.01 to make available to the Company any Persons until such unpaid balance plus all accrued interest shall have been paid; provided, however, that no Member shall be relieved of any of its obligations pursuant to this Section 12.01 if, following the delivery of written notice pursuant to this clause (ii) but prior to 30 days following such delivery, the Company shall deliver to the relevant Member written notice setting forth in reasonable detail why the Company in good faith believes no unpaid amount is owed pursuant to this Section 12.01. The Company shall notify Pacific Enterprises or Enova, as the case may be, of any billing items in question. The Enova or Pacific Enterprises authorized representative will research the items in question and resolve any differences with each Enova Member and Pacific Enterprises Member. In the event any amount that was paid by the Company was not properly owed, then within 30 days after the delivery of such notice, the Company shall be reimbursed that amount with interest at the Interest Rate from the date the original payment was received until the adjustment was refunded. Upon the termination of this Agreement, Enova and Pacific Enterprises will bill the Company for the actual costs incurred since the last billing under the normal terms and conditions mentioned above. Enova and Pacific Enterprises shall have the same audit rights in respect of compensation due pursuant to this Section 12.01 as they have pursuant to
Section 4.02(d).

                 (b) In the event the Members Committee hires employees to work directly for the Company, or determines to have certain employees of the Enova Member Group or the Pacific Enterprises Member Group become employees of the Company rather than provide services on a dedicated basis, it shall determine whether to establish welfare and benefit plans for the Company and provide payroll services directly or contract with Enova or Pacific Enterprises to provide such benefits and services. In the event the Members Committee elects to contract with Enova or Pacific Enterprises for such benefits and services, such contract shall be on the terms set forth in paragraph (a) above.


                                  ARTICLE XIII
                              MARKETING PRODUCTS;
                           ENERGY MANAGEMENT PRODUCTS

                 SECTION 13.01 ENERGY COMMODITY PRODUCTS. The Officers shall, in consultation with the Members Committee, (a) develop methods of marketing on an unregulated basis, as determined by the Members Committee, for gas, electricity and other energy and related services and methods of providing such commodities and services, as set forth on Schedule 13.01 ("Energy Commodity Products") in the Marketing Region to (i) large industrial customers (greater than 250,000 therm gas usage annually or BTU equivalent in electricity consumption), (ii) large and medium commercial customers (greater than 50,000 therm gas usage annually or a BTU equivalent in electricity consumption), including schools, hospitals, colleges, federal or state facilities and national chain accounts, (iii) municipalities and (iv) residential and small commercial customers; (b) conduct feasibility studies in connection with such Energy Commodity Products; (c) determine the most effective structure for delivering such Energy Commodity Products to potential customers; and (d) if feasible, proceed with the sale of the Energy Commodity Products.

                 SECTION 13.02 ENERGY MANAGEMENT PRODUCTS. The Officers shall, in consultation with the Members Committee, (a) develop methods of providing on an unregulated basis, as determined by the Members Committee, advising and consulting services related to the use of energy as set forth on
Schedule 13.02 ("Energy Management Products") in the Marketing Region to (i) residential consumers, (ii) the business to business marketplace (including large industrial and commercial customers, commercial buildings, hospitals, hotels, retail chain stores, restaurants chains and grocery store chains),
(iii) the wholesale marketplace (including municipal utilities, local distribution companies and electric co-ops), and (iv) federal and state government facilities, colleges, universities and schools, (b) conduct feasibility studies in connection with such Energy Management Products, (c) determine the most effective structure for delivering such Energy Management Products to potential customers and (d) if feasible, proceed with the sale of the Energy Management Products.


                                  ARTICLE XIV
                               CERTAIN AGREEMENTS

                 SECTION 14.01 SCOPE OF BUSINESS (a) The Members expect that the Products and most new products and services being developed by Pacific Enterprises, Enova and their respective subsidiaries will be marketed by the Company and that, other than as set forth on Schedule 14.01, all new products and services of Enova and Pacific Enterprises that are to be marketed on an unregulated basis will be offered through the Company. The Members Committee shall determine what products or services shall be offered through the Company or one or more of its subsidiaries. Any Member may deliver written notice to the Company requesting whether a product or service not then offered by the Company will be offered by the Company and the Company shall have 30 days to respond to such Member. In the event that within such 30-day time period the Members Committee is unable to determine that such product or service will be offered by the Company then the Enova Members and the Pacific Enterprises Members hereby agree that such product or service shall not be deemed to constitute a "Product" and may be offered in the Marketing Region by the Enova Members, the Pacific Enterprises Members or any of their respective Affiliates. The Members agree that the Agreement will not prevent any Member from (A) marketing the Products outside of the Marketing Region, (B) marketing within the Marketing Region any products or services that do not constitute Products or (C) marketing the Products within the Marketing Region after the date on which such Member and its Affiliates have transferred their entire Membership Interest and ceased to be Members of the Company. The Members agree that they will not, and they will use their respective best efforts to cause their respective Affiliates not to, enter into any other new agreement to provide any of the Products that are the subject of the Agreement with any other party, or invest, hold any equity or financial interest in, or participate in the management of any Person that provides such Products or otherwise competes with the Company Business in the Marketing Region and, except as provided below, any existing activities conducted by them shall be, and the Members will use all good faith reasonable efforts to cause their respective Affiliates' existing activities to be, integrated into the Company on mutually agreeable terms. The Members agree that they will cease participation in, and use their best efforts to cause the cessation of the provision of the Products in the Marketing Region of, any of their respective Affiliates' existing ongoing businesses activities (as opposed to sole purpose project activities) for which the integration into the Company cannot be mutually agreed upon. It is recognized that the Managing Members currently have marketing efforts with respect to potential customer contracts, customer contracts and facilities constituting Products which may not be contributed initially, or, in some cases, ever, to the Company (the "Non-Contributed Products"). The Members agree that the restrictions of this paragraph will not apply to Non-Contributed Products until such time as any such products are contributed to the Company.

                 (b) Except as provided in paragraph (a) above, no Affiliate of a Member shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company or (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company; and neither the Company nor any Member (or Affiliate of such Member) shall have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged or to be engaged in by any other Member (or Affiliate of such Member) or any right by virtue of this Agreement in or to any income or profits derived therefrom.

                 SECTION 14.02 COMPLIANCE WITH U.S. FOREIGN CORRUPT PRACTICES ACT. (a) Each Member shall take all appropriate action to cause the Company to adopt such internal policies as are necessary to assure that the business of the Company and the conduct of its officers, employees and agents are consistent with the following operating principles: No money or other thing of value shall be offered, promised or given directly or indirectly to:

                 (i)      any governmental official,

                 (ii)     any political party or official thereof,

                 (iii)    any candidate for political office, or

                 (iv)     any other person,
while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised or given, directly or indirectly, to any of those listed in items (i) through (iv) above for the purpose of influencing any action, omission or decision by the recipient in order to either obtain or retain business for the Company or to direct business to another.

                 (b) Upon receiving information which provides reasonable certainty that any such payment has been made, or action has been taken, each Member shall:

                 (i)      advise all other Members of the occurrence; and

                 (ii) take all actions reasonably necessary to mitigate, correct and report such occurrence, under law or otherwise (such steps may include termination or severance of the individual(s) involved).

                 All Members acknowledge they have a good working knowledge of the requirements of the Foreign Corrupt Practices Act. The Members also agree to adhere to the foregoing operating principle with respect to their own actions on behalf or in the name of the Company.

                 SECTION 14.03 REGULATORY APPROVALS. Each Member shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental or regulatory authorities necessary or advisable to (i) consummate the transactions contemplated by this Agreement and (ii) allow the Company to engage in the Company Business. Enova shall have the right to review and approve in advance all characterizations of the information relating to Enova, on the one hand, and Pacific Enterprises shall have the right to review and approve in advance all characterizations of the information relating to Pacific Enterprises, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement. Enova and Pacific Enterprises agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of governmental and regulatory authorities. Pacific Enterprises and Enova shall jointly assist the Company in its efforts to obtain necessary approvals from any governmental or regulatory authority.

                 SECTION 14.04 CONFIDENTIALITY. Each Member and each of its Affiliates shall keep confidential and not reveal, and shall cause its Affiliates/Subsidiaries and the officers, directors, employees, agents and representatives of it and such entities, to keep confidential and not to reveal, to any other Person (other than on a "need to know" basis, to the Company or its officers and employees, to any Affiliate or any officer, director, employee, agent or representative of such Member or its Affiliates (each of whom shall be subject to confidentiality obligations), or to any other Member or such Member's Affiliates), any documents and other information concerning, relating to or in connection with the Company or another Member or the business of the Company or such other Member, that come to the knowledge of such Member or its Affiliates or their respective representatives or agents by reason of the relationship of such Member or Affiliate with the Company or such other Member, except for such information that (a) is generally available to the public (other than as a result of a disclosure by such Member or its Affiliates) or (b) is available to such Person on a non- confidential basis from a source that is not prohibited from disclosing such Information to such Person ("Information"). In the event that any Member or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such Information, such party shall provide the Managing Members with prompt written notice of such requirement so that such Managing Members or the Company may seek a protective order or other remedy or waive compliance with this Section 14.04; provided, however, that in the event that such protective order or other remedy is not obtained, or the Managing Members waive compliance with this Section 14.04, the disclosing party shall furnish only that portion of such Information with is legally required to be provided and shall exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such information. The Members further agree not to use any Information for any purpose other than in connection with activities of the Company and shall cause each of their respective employees who have access to Information to sign confidentiality agreements.


                 SECTION 14.05 TEAM SOFTWARE SUBLICENSE. As promptly as practicable following the entering into by the relevant Enova Member of a license for TEAM Software from Energy Auditing Agency Limited, the Company and such Enova Member shall in good faith negotiate and enter into a sublicense (as set forth on Schedule 4.01(b)(ii)(2)) of such software on terms reasonably satisfactory to the Company. Such sublicense shall be on terms substantially similar to the terms of the license held by the relevant Enova Member and shall
(i) entitle the Company to use all of the software the relevant Enova Member is entitled to use pursuant to its license and (ii) provide that the Company shall pay any royalties owed pursuant to the license of the relevant Enova Member resulting from the use by the Company of such software. In the event the Company and the relevant Enova Member desire that any modification, improvement or development of such software be contributed to the Company, the value of such modification, improvement or development shall be determined at such time.


                                   ARTICLE XV
                         LIABILITY AND INDEMNIFICATION

                 SECTION 15.01 LIABILITY. (a) Except as otherwise provided by the California Act or this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

                 (b) Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in respect of any distributions wrongfully distributed to it unless such Member had actual knowledge at the time of the distribution of facts indicating the impropriety of the distribution and if immediately after giving effect to such distribution all liabilities of the Company (other than liabilities to Members or assignees on account of their Membership Interest and liabilities as to which recourse is limited to specific property of the Company) exceed the fair market value of the Company's assets; provided, however, that a Member shall have no liability under this Section 15.01 in respect of any distribution on or after the fourth anniversary of the distribution unless an action to recover such distribution from such Member is commenced prior to such fourth anniversary and an adjudication of liability against such Member is made in such action.

                 SECTION 15.02 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, bad faith or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15.02 shall be provided out of and to the extent of Company assets only, and no other Covered Person shall have any personal liability on account thereof.

                 (b) (i) In the event that any claim, demand, action, suit or proceeding shall be instituted or asserted or any loss, damage or claim shall arise in respect of which indemnity may be sought by a Covered Person pursuant to Section 15.02(a), such Covered Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company's obligations hereunder except to the extent the Company is actually and materially prejudiced thereby.

                 (ii) The Company shall have the right, exercisable subject to the approval of the disinterested Members, to participate in and control the defense of any such claim, demand, action, suit or proceeding and, in connection therewith, to retain counsel reasonably satisfactory to each Covered Person, at the Company's expense, to represent each Covered Person and any others the Company may designate in such claim, demand, action, suit or proceeding. The Company shall keep the Covered Person advised of the status of such claim, demand, action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Covered Person with respect thereto.

                 (iii) In any such claim, demand, action, suit or proceeding, any Covered Person shall have the right to retain its own counsel at its own expense; provided, however, that the fees and expenses of such Covered Person's counsel shall be at the expense of the Company if (A) each other Member and such Covered Person shall have mutually agreed to the retention of such counsel, (B) the Company shall have failed, within a reasonable time after having been notified of the existence of an indemnified claim, to assume the defense of such indemnified claim or (C) the named parties to any such claim, demand, action, suit or proceeding (including any impleaded parties) include both the Company and such Covered Person and representation of both parties by the same counsel would be inappropriate in the judgment of the Covered Person (as evidenced by an opinion of counsel) due to actual or potential differing interests between them and the Company shall have failed, within a reasonable time after having been notified of the Covered Person's objection under this Section 15.02(b)(iii)(C) to such joint representation, to retain counsel for such Covered Person reasonably satisfactory to such Covered Person. It is understood that the Company shall not, in respect of the legal expenses of any Covered Person, in connection with any claim, demand, action, suit or proceeding or related claims, demands, actions, suits or proceedings in the same jurisdiction, be liable for the fees and expense of more than one separate firm (in addition to any local counsel) for all such Covered Persons and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of a Covered Person (as evidenced by an opinion of counsel) for the same counsel to represent such Covered Person and any other Covered Person, then such Covered Person shall be entitled to retain its own counsel, in each jurisdiction for which the Covered Person reasonably determines counsel is required, at the expense of the Company.

                 (iv) The Company shall not be liable for any settlement of any claim, demand, action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify each Covered Person, to the extent provided in
Section 15.02(a), from and against all losses, damages or claims by reason of such settlement or judgment. The Company shall not effect any settlement of any pending or threatened claim, demand, action, suit or proceeding in respect of which any Covered Person is seeking indemnification hereunder without the prior written consent of each such Covered Person (which consent shall not be unreasonably withheld or delayed by any such Covered Person), unless such settlement includes an unconditional release of each such Covered Person from all liability and claims that are the subject matter of such claim, demand, action, suit or proceeding.

                 (v) As necessary or useful to the defending party in effecting the foregoing procedures, the parties shall cooperate in the execution and delivery of agreements, instruments and other documents and in the provision of access to witnesses, documents and property (including access to perform interviews, physical investigations or other activities).

                 SECTION 15.03 EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) actually and reasonably incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified therefor as authorized in Section 15.02 hereof.


                                  ARTICLE XVI
                                 MISCELLANEOUS

                 SECTION 16.01 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopier or by registered or certified mail (postage prepaid, return receipt requested), as follows:

                 (i) if given to the Company, in care of the Secretary at the Company's mailing address set forth in Section 2.04 or such other address as the Company may hereafter designate in writing; or

                 (ii) if given to any Member at the address set forth opposite its name on Schedule 2.01 attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

                 SECTION 16.02 PUBLIC ANNOUNCEMENTS. The Members (and their Affiliates) agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and will not issue any such press release or make any such public statement prior to such consultation, and, except as may be required by applicable law, will not issue any such press release or make any such public statement without the prior consent of the other party.

                 SECTION 16.03 CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                 SECTION 16.04 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

                 SECTION 16.05 INTERPRETATION. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Articles", "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

                 SECTION 16.06 SEVERABILITY. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                 SECTION 16.07 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 SECTION 16.08 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                 SECTION 16.09 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                 (b) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought as provided in the California Act or in a court of competent jurisdiction sitting in Orange County, California and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in 16.01 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT

TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

                 (c) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                 SECTION 16.10 EXPENSES. Each of the Members will bear its own costs and expenses, including brokers' or finders' fees, if any, incurred in connection with the preparation and execution of this Agreement.

                 SECTION 16.11 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

                 SECTION 16.12 AMENDMENTS AND WAIVERS; ASSIGNMENT. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that Schedule 2.01 to this Agreement shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member and the adjustment of the Membership Units resulting from any sale, Transfer or other disposition of a Membership Unit, in each case that is made in accordance with the provisions thereof.

                 (b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 (c) Except as provided in Article X hereof, this Agreement shall not be assigned by the Members and no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                 SECTION 16.13 NO THIRD PARTY BENEFICIARIES. No person or entity other than a party hereto shall have any rights or remedies under this Agreement. Without limiting the foregoing, any obligation of the Pacific Enterprises Members and the Enova Members to make Capital Contributions to the Company under this Agreement is an agreement only between the Managing Members and no other person or entity, including the Company, shall have any rights to enforce such obligations.

                 SECTION 16.14 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                 IN WITNESS WHEREOF, the parties hereto have entered into this Operating Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

                                       PACIFIC ENTERPRISES ENERGY SERVICES


                                       By:  /s/  ERIC B. NELSON
                                          --------------------------------
                                           Name:  Eric B. Nelson
                                           Title: President


                                       ENSOURCE


                                       By:  /s/  ERIC B. NELSON
                                          --------------------------------
                                           Name:  Eric B. Nelson
                                           Title: President


                                       PACIFIC ENTERPRISES LNG COMPANY


                                       By:  /s/  ERIC B. NELSON
                                          --------------------------------
                                           Name:  Eric B. Nelson
                                           Title: President


                                       ENERGY ALLIANCE I


                                       By:  /s/  ERIC B. NELSON
                                          --------------------------------
                                           Name:  Eric B. Nelson
                                           Title: President


                                       PACIFIC ENERGY LEASING COMPANY


                                       By:  /s/  ERIC B. NELSON
                                          --------------------------------
                                           Name:  Eric B. Nelson
                                           Title: President

                                       PACIFIC ENTERPRISES ENERGY MANAGEMENT
                                       SERVICES


                                       By:  /s/  ERIC B. NELSON
                                          ------------------------------------
                                           Name:  Eric B. Nelson
                                           Title: President


                                       ENOVA ENERGY, INC.


                                       By:  /s/  EDWIN A. GUILES
                                          ------------------------------------
                                           Name:  Edwin A. Guiles
                                           Title: Executive Vice President and
                                                  Chief Operating Officer


                                       ENOVA TECHNOLOGIES


                                       By:  /s/  EDWIN A. GUILES
                                          ------------------------------------
                                           Name:  Edwin A. Guiles
                                           Title: Executive Vice President and
                                                  Chief Operating Officer

                                                                   SCHEDULE 1.01


                              CERTAIN DEFINITIONS

                 "Adjusted Capital Account" means, with respect to each Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                 (i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                 (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

                 "Adjusted Capital Account Deficit" means, with respect to each Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant Fiscal Year.

                 "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person including, without limitation, any partnership or joint venture in which the specified Person (either alone or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more. As used in this definition, the term "control" means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                 "Agreement" means this Operating Agreement of Mineral JV, LLC, as amended, modified, supplemented or restated from time to time.

                 "Articles" means the Articles of Organization and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of California pursuant to the California Act.

                 "Asset Value" means, with respect to any asset or liability, such asset's or liability's adjusted basis for federal income tax purposes, except as follows:

                 (i) the initial Asset Value of any asset (other than money) contributed by, or liability assumed from, a Member to the Company shall be the value of such asset or liability, (A) as set forth on Schedule 4.01 or determined in accordance with the methodology set forth on Schedule 4.01, or (B) if such asset or liability is not listed on Schedule 4.01, as provided in Section 4.01(e) or Section 4.04(c); and

                                      (ii)


                 (ii) the Asset Value of all assets and liabilities of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Members Committee, immediately prior to the liquidation of the Company within the meaning of Regulation
         Section  1.704-1(b)(2)(ii)(g).

If the Asset Value of an asset or liability has been determined or adjusted pursuant to paragraph (i) or paragraph (ii) above, such Asset Value shall thereafter be reduced by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

                 "Bankruptcy" of a Member shall be deemed to occur for purposes of this Agreement if:

                 (i) an involuntary petition under any bankruptcy or insolvency law or under the reorganization provisions of any such law is filed with respect to such Member or a receiver of or for the property of such Member is appointed without acquiescence of such Member, which petition or appointment remains undischarged or unstayed for an aggregate period of ninety (90) days (whether or not consecutive); or

                 (ii) a voluntary petition under any bankruptcy or insolvency law or under the reorganization provisions of any such law is filed by such Member, a voluntary assignment of such Member's property for the benefit of creditors is made, or a receiver of or for the property of such Member is appointed by, or acquiesced in, by such Member.

                 "Business Day" means any day, except a Saturday, Sunday or other day on which commercial banking institutions in San Diego or Los Angeles are authorized or directed by law or executive order to close.

                 "California Act" means the Beverly-Killea Limited Liability Company Act, California Corporations Code Section Section 17000, et seq., as amended from time to time, except that it shall not include any provision thereof adopted after the date hereof that would only be applicable to the Company absent a provision in this Agreement to the contrary unless such provision is approved by the Members Committee.

                 "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.07.

                 "Capital Contribution" means, with respect to any Member, the aggregate amount of money contributed to the Company and the initial Asset Value of any property (other than money) contributed to the Company pursuant to
Article IV with respect to the Membership Units held by such Member. In the case of a Member that acquires an interest in the Company by virtue of an assignment or transfer in accordance with the terms of this

                                     (iii)

Agreement, "Capital Contribution" means the Capital Contribution of such Member's predecessor to the extent relating to the acquired interest.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. The reference to a specific section (Section ) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                 "Company Business" means any activity, business, project or undertaking related to the joint provision of Energy Commodity Products and Energy Management Services in the Marketing Region as contemplated in Article XIII in which the Members Committee by Majority Vote determines the Company should be engaged.

                 "Covered Person" means a Member, any Affiliate of a Member, any officers, directors, Representatives, shareholders, employees or partners or members of a Member, or its respective Affiliates or any officers of the Company.

                 "CPUC" means the California Public Utilities Commission, or any successor agency thereto.

                 "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (e) all Debt of others referred to in clauses (a) through (d) above or clause (f) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (f) all Debt referred to in clauses (a) through (e) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. Notwithstanding the foregoing, Capital Contributions made pursuant to
Article IV shall not be considered Debt of any Person.

                                      (iv)

                 "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however, that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further that, if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Members.

                 "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 1997, (ii) any subsequent twelve month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article VII hereof.

                 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                 "Interest Rate" means the London Interbank Offered Rate (LIBOR) plus 1%.

                 "Liens" means any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever.

                 "Majority Vote" means, with respect to any matter to be voted on, the written approval of, or the affirmative vote by, a majority of the six Representatives of the Managing Members serving on the Members Committee.

                 "Managing Members" means Pacific Enterprises Energy Management Services and Enova Energy or any successors or assigns thereof.

                 "Marketable Securities" means shares of common stock that are listed and traded on a national exchange or the Nasdaq National Market.

                 "Marketing Region" means the United States, Canada and Mexico.

                 "Member" means any Person named as a member of the Company on
Schedule 2.01 hereto and any Person admitted as an additional Member pursuant to the provisions of this Agreement, in each case, in such Person's capacity as a member of the Company.

                                      (v)


                 "Member Group" shall mean collectively the Pacific Enterprises Members or collectively the Enova Members, as the case may be.

                 "Membership Interest" means, a Member's entire equity interest in the Company, including the Membership Units owned by such Member and any right of such Member to the return of Capital Contributions and any interest thereon.

                 "Membership Unit" means a limited liability company interest in the Company (not including any right to the return of Capital Contributions and any interest thereon) representing such fractional part of the interest of all unit holders pursuant to this Agreement as is equal to the quotient of one divided by the total number of Membership Units.

                 "Net Asset Value" means, with respect to any Member, the excess, if any, of (a) the aggregate Asset Value of all such Members Assets set forth on Schedule 4.01 determined in accordance with Section 4.01(e) over (b) the aggregate value of all the liabilities of such Member as set forth on
Schedule 4.01.

                 "Net Profits" and "Net Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

                 (i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                 (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                 (iii) in the event the Asset Value of any asset of the Company is adjusted in accordance with paragraph (ii) or paragraph
         (iii) of the definition of "Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                 (iv) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Asset Value;

                                      (vi)

                 (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" above; and

                 (vi) any items which are specially allocated pursuant to Sections 7.02 and 7.03 shall not be taken into account in computing Net Profits or Net Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 7.02 and 7.03 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

                 "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

                 "Products" means Energy Commodity Products and Energy Management Products.

                 "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                 "Transfer" means the voluntary or involuntary sale, assignment, transfer, pledge, hypothecation or other disposition or conveyance of legal or beneficial interest, directly or indirectly, whether in one transaction or in a series of related transactions.

                 "Transferee" means any Person that is a transferee of a Member's interest in the Company, or part thereof.

                                                                   SCHEDULE 2.01


                   MEMBERS, CAPITAL CONTRIBUTIONS, ADDRESSES
                         AND NUMBER OF MEMBERSHIP UNITS

                                                                              Number of
                                                       Cash Capital          Membership
         Member Name and Address                       Contributions            Units
         -----------------------                       -------------       ---------------
ENOVA MEMBERS                                                                   50.0
        Enova Energy, Inc.                              $5,000,000
        101 Ash Street
        San Diego, California  92101
        Attention:  President

        Enova Technologies
        101 Ash Street
        San Diego, California  92101
        Attention:  President

PACIFIC ENTERPRISES MEMBERS                                                     50.0
        Pacific Enterprises Energy Services             $5,000,000
        555 West 5th Street
        Los Angeles, California  90013
        Attention:  President

        Ensource
        555 West 5th Street
        Los Angeles, California  90013
        Attention:  President

        Pacific Enterprises LNG Company
        555 West 5th Street
        Los Angeles, California  90013
        Attention:  President

        Energy Alliance I
        555 West 5th Street
        Los Angeles, California  90013
        Attention:  President

        Pacific Energy Leasing Company
        555 West 5th Street
        Los Angeles, California  90013
        Attention:  President

        Pacific Enterprises Energy Management Services
        555 West 5th street
        Los Angeles, California  90013
        Attention:  President